EXHIBIT 23.2



                            INDEPENDENT AUDITOR'S CONSENT


          The Board of Directors
          Century Telephone Enterprises, Inc.


          We consent to the use of our reports dated March 5, 1993, included herein and to the references to our firm under the heading "Experts" in the Information Statement and Prospectus constituting part of the Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 (No. 33-48956) of Century Telephone Enterprises, Inc.


          McCARTNEY AND McINTYRE, P.C.

          Lansing, Michigan
          January 11, 1994